EXHIBIT 21

                                  GenRad, Inc.
                 Schedule of Subsidiaries as of January 2, 1999


Subsidiary Name                              State/Jurisdiction of Incorporation
---------------                              -----------------------------------
GenRad Canada Limited                                                     Canada

GenRad Asia PTE Limited                                                Singapore

GenRad SA                                                                 France

GenRad GmbH                                                              Germany

GenRad China Limited                                                       China

GenRad Benelux B.V.                                                  Netherlands

GenRad Europe Limited                                                    England

GenRad Limited                                                           England

GenRad Holdings Limited                                                  England

GenRad Mexico, Incorporated                                             Delaware

Mitron Europe Limited                                                    England


All subsidiaries are Consolidated Subsidiaries and do business under their own name.